Exhibit 99.1

Company Contact:
RELM Wireless Corporation
William Kelly, EVP & CFO
(321) 984-1414

RELM Wireless Reports 2016 Full Year and Fourth Quarter Results

Revenues Grew 70.5% and Operating Income Increased 200% Year-Over-Year

WEST MELBOURNE, Florida -- March 1, 2017 -- RELM Wireless Corporation (NYSE MKT: RWC) today announced financial and operating results for the quarter and year ended December 31, 2016.

For the year ended December 31, 2016, revenues increased 70.5% to approximately $50.7 million, compared with approximately $29.7 million for 2015. Operating income for the year increased 199.7% to approximately $4.3 million, compared with approximately $1.4 million last year, while net income increased 158.3% to approximately $2.7 million, or $0.19 per diluted share, compared with approximately $1.0 million, or $0.08 per diluted share, for the prior year.

Gross profit margin for 2016 was 33.7% of sales, versus 41.3% of sales in the previous year. Selling, general and administrative expenses totaled approximately $12.8 million (25.2% of sales) in 2016, compared with approximately $10.9 million (36.5% of sales) in 2015.

For the fourth quarter ended December 31, 2016, revenues increased 4.0% to approximately $7.2 million, compared with approximately $7.0 million for the fourth quarter of 2015. Operating income for the quarter increased 21.2% to approximately $343,000, compared with $283,000 for the same quarter last year. Net income for the quarter ended December 31, 2016 was approximately $92,000, or $0.01 per diluted share, compared with approximately $213,000 or $0.02 per diluted share for the same quarter in 2015.

Gross profit margin for the fourth quarter 2016 was 41.9% of sales, compared with 39.3% of sales for the fourth quarter 2015. Selling, general and administrative expenses totaled approximately $2.7 million (37.1% of sales) for the fourth quarter 2016, compared with approximately $2.4 million (35.2% of sales) for the fourth quarter 2015.

The Company had approximately $23.4 million in working capital as of December 31, 2016, of which $14.4 million was comprised of cash and trade receivables. This compares with working capital of approximately $23.9 million as of December 31, 2015, of which $8.8 million was comprised of cash and trade receivables. As of December 31, 2016 the Company had no borrowings outstanding under its revolving credit facility.

RELM President Tim Vitou commented, “With sales exceeding $50 million, 2016 was a record year for RELM. Our contract with the U.S. Transportation Security Administration (TSA) was a significant contributor to a year-over-year growth rate exceeding 70%. With over 19,000 radios deployed to 406 airports, the TSA program demonstrates our ability to successfully handle large projects, which should enhance our reputation and brand recognition, and foster confidence with potential new customers.”

Mr Vitou continued, “Beyond the TSA, sales in 2016 to other customers, both domestic and international, also increased from the previous year. Moving forward we are very excited about the future of our core business the prospects for expanding our reach beyond RELM’s historical niche in the land mobile radio market.”

Conference Call and Webcast
The Company will host a conference call and webcast for investors at 9:00 a.m. Eastern Time, Thursday, March 2, 2017. Shareholders and other interested parties may participate in the conference call by dialing 877-407-8031 (international/local participants dial 201-689-8031) and asking to be connected to the “RELM Wireless Corporation Conference Call” a few minutes before 9:00 a.m. Eastern Time on March 2, 2017. The call will also be webcast at http://www.relm.com. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the Internet webcast. An online archive of the webcast will be available on the Company’s website for 30 days following the call at http://www.relm.com.

A replay of the conference call will be available one hour after the completion of the call until March 10, 2017, by dialing 877-481-4010 (international/local participants dial 919-882-2331) and entering the conference replay ID# 13654405.

About RELM Wireless Corporation

As an American Manufacturer for almost 70 years, RELM Wireless Corporation has produced high-specification two-way communications equipment of unsurpassed reliability and value for use by public safety professionals and government agencies, as well as radios for use in a wide range of commercial and industrial applications. Advances include a broad new line of leading digital two-way radios compliant with APCO Project 25 specifications. RELM’s products are manufactured and distributed worldwide under BK Radio and RELM brand names. The Company maintains its headquarters in West Melbourne, Florida and can be contacted through its web site at www.relm.com or directly at 1-800-821-2900. The Company’s common stock trades on the NYSE MKT market under the symbol “RWC”.

About APCO Project 25 (P25)

APCO Project 25 (P25), which requires interoperability among compliant equipment regardless of the manufacturer, was established by the Association of Public-Safety Communications Officials and is approved by the U.S. Department of Homeland Security. The shift toward interoperability gained momentum as a result of significant communications failures in critical emergency situations. RELM was one of the first manufacturers to develop P25-compliant technology.

Forward-Looking Statements

This press release contains certain forward-looking statements that are made pursuant to the “Safe Harbor” provisions of the Private Securities Litigation Reform Act Of 1995. These forward-looking statements concern the Company’s operations, economic performance and financial condition and are based largely on the Company’s beliefs and expectations. These statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of the Company, or industry results, to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors and risks include, among others, the following: changes or advances in technology; the success of our LMR product line; competition in the land mobile radio industry; general economic and business conditions, including federal, state and local government budget deficits and spending limitations; the availability, terms and deployment of capital; reliance on contract manufacturers and suppliers; heavy reliance on sales to agencies of the U.S. government; our ability to utilize deferred tax assets; retention of executive officers and key personnel; our ability to manage our growth; our ability to identify potential candidates for, and consummate, acquisition or investment transactions, and risks incumbent to being a minority stockholder in a corporation; impact of our investment strategy; government regulation; our business with manufacturers located in other countries; our inventory and debt levels; protection of our intellectual property rights; fluctuation in our operating results; acts of war or terrorism, natural disasters and other catastrophic events; any infringement claims; data security breaches and other factors impacting our technology systems; availability of adequate insurance coverage; maintenance of our NYSE MKT listing; and the effect on our stock price and ability to raise equity capital of future sales of shares of our common stock. Certain of these factors and risks, as well as other risks and uncertainties, are stated in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016 and in the Company’s subsequent filings with the SEC. These forward-looking statements are made as of the date of this press release, and the Company assumes no obligation to update the forward-looking statements or to update the reasons why actual results could differ from those projected in the forward-looking statements.

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(Financial Tables To Follow)

RELM WIRELESS CORPORATION
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)

	Three Months Ended		Twelve Months Ended
	(Unaudited)
	12/31/2016	12/31/2015	12/31/2016	12/31/2015

Sales, net	$7,226	$6,950	$50,689	$29,722

Expenses:
Cost of products	4,200	4,222	33,612	17,440
Selling, general and administrative expenses	2,683	2,445	12,792	10,852
Total expenses	6,883	6,667	46,404	28,292

Operating income	343	283	4,285	1,430

Other income (expense):
Interest income	5	0	9	1
Other expense	(30)	(83)	(22)	(45)

Income before income taxes	318	200	4,272	1,386

Income tax (expense) benefit	(226)	13	(1,583)	(345)

Net income	$92	$213	$2,689	$1,041

Net earnings per share - basic	$0.01	$0.02	$0.20	$0.08
Net earnings per share - diluted	$0.01	$0.02	$0.19	$0.08

Weighted average common shares outstanding, basic	13,733	13,725	13,735	13,706
Weighted average common shares outstanding, diluted	13,816	13,817	13,823	13,848

RELM WIRELESS CORPORATION
Condensed Consolidated Balance Sheets
(In Thousands, Except Share Data)

	December 31,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$10,910	$4,669
Trade accounts receivable, net	3,448	4,122
Inventories, net	13,999	16,282
Prepaid expenses and other current assets	1,410	3,081
Total current assets	29,767	28,154

Property, plant and equipment, net	2,486	1,840
Available-for-sale securities	6,472	3,402
Deferred tax assets, net	3,418	5,461
Capitalized software, net	176	370
Other assets	225	222

Total assets	$42,544	$39,449

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,973	$2,285
Accrued compensation and related taxes	2,193	1,136
Accrued warranty expense	650	538
Accrued other expenses and other current liabilities	169	168
Dividends payable	1,235	-
Deferred revenue	142	136
Total current liabilities	6,362	4,263

Deferred revenue	408	366
Total liabilities	6,770	4,629

Commitments and contingencies

Stockholders' equity:
Preferred stock; $1.00 par value; 1,000,000 authorized
shares, none issued or outstanding.	-	-
Common stock; $0.60 par value; 20,000,000 authorized
shares; 13,754,749 and 13,730,562 issued and outstanding shares
at December 31, 2016 and 2015, respectively.	8,253	8,238
Additional paid-in capital	25,382	24,926
Retained earnings	240	1,259
Accumulated other comprehensive income	2,061	397
Treasury Stock, at cost	(162)	-
Total stockholders' equity	35,774	34,820

Total liabilities and stockholders' equity	$42,544	$39,449